UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ]
Check the appropriate Box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[X]    Soliciting Material Pursuant to §240.14a-12
HomeStreet, Inc.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
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5) Total Fee Paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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HomeStreet, Inc. ("HMST" or the "Company") is filing materials contained in this DEFA14A with the U.S. Securities and Exchange Commission in connection with the Company’s 2018 Annual Meeting of Shareholders and at any and all adjournments or postponements thereof. Attached hereto as Exhibit 1 is a copy of the Company’s fourth quarter and year-end 2017 slide presentation that executive management intends to use in meetings with institutional investors and industry analysts. This presentation is being filed herewith because it may be deemed to be soliciting materials in respect of the potential solicitation of proxies to be used at the 2018 Annual Meeting of Shareholders. The slide presentation is also available on the Company's investor relations website at http://ir.homestreet.com.

The presentation includes forward looking statements within the meaning of the Exchange Act, the Securities Act of 1933, as amended, and the rules under each of those statutes. Please refer to the second page of the presentation, which includes a list of factors that could cause the Company to fall short of the expectations set forth therein. A more complete discussion of these and other relevant risks is set forth in the Company's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2016; its most recent Quarterly Report on Form 10-Q; and other filings of HMST made from time to time with the Securities and Exchange Commission. The sections of these reports entitled “Risk Factors” describes the facts, circumstances, conditions and risks that may cause us to deviate from the expectations set forth in this presentation.
Important Additional Information
HMST, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2018 Annual Meeting of Shareholders. The Company intends to file a proxy statement and white proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Exhibit 99.2 of the Company's Current Report on Form 8-K filed with the SEC on January 25, 2018 ("Exhibit 99.2") contains information regarding the direct and indirect interest, by securities holdings or otherwise, of the Company’s directors and executive officers in the Company's securities. In the event that the holdings of the Company's securities change from the amounts provided in Exhibit 99.2, such changes will be set forth in SEC filings on Forms 3, 4 and 5, which can be found through the Company’s website at www.homestreet.com in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s definitive proxy statement for the 2017 annual meeting of shareholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s definitive proxy statement and other materials to be filed with the SEC in connection with the 2018 annual meeting of shareholders. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.homestreet.com in the section “Investor Relations.”